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                                                                     EXHIBIT 2.2

                                MERGER AGREEMENT

         This Merger Agreement (this "Agreement") is entered into as of February 4, 1997 by and among Republic Industries, Inc., a Delaware corporation ("Republic"); RI/ADI Merger Corp. ("RI/ADI"), RI/ACI Merger Corp. ("RI/ACI"), RI/ARI Merger Corp. ("RI/ARI"), RI/AMI Merger Corp. ("RI/AMI"), and RI/ALB Merger Corp. ("RI/ALB"), each a Virginia corporation and wholly-owned subsidiary of Republic (sometimes hereinafter collectively referred to as the "Republic Merger Subs," and together with Republic, the "Republic Companies"); and AAA Disposal Service, Inc. ("Disposal"), AAA Commercial, Inc. ("Commercial"), AAA Recycling, Inc. ("Recycling"), AAA Maintenance, Inc. ("Maintenance"), and AAA Land and Building Co., Inc. ("Land and Building"), each a Virginia corporation; and Larry E. Edwards, a resident of the Commonwealth of Virginia; and Darlene Norris, Tony Poehler, Winnie Poehler, Harry W. Mulford, Esq. and Steven M. Serio, CPA as Trustees any of which is the authorized signatory for the Jeffrey L. Edwards Trust U/T/A/D April 3, 1989; Darlene Norris, Tony Poehler, Winnie Poehler, Harry W. Mulford, Esq. and Steven
M. Serio, CPA as Trustees any of which is the authorized signatory for the Kevin S. Edwards Trust U/T/A/D April 3, 1989; Darlene Norris, Tony Poehler, Winnie Poehler, Harry W. Mulford, Esq. and Steven M. Serio, CPA as Trustees any of which is the authorized signatory for the Mitchell G. Edwards Trust U/T/A/D April 3, 1989; Darlene Norris, Tony Poehler, Winnie Poehler, Harry W. Mulford, Esq. and Steven M. Serio, CPA as Trustees any of which is the authorized signatory for the Troy L. Edwards Trust U/T/A/D April 3, 1989; and Darlene Norris, Tony Poehler, Winnie Poehler, Harry W. Mulford, Esq. and Steven M. Serio, CPA as Trustees any of which is the authorized signatory for the Samantha L. Edwards Trust U/T/A/D April 3, 1989; who together constitute all of the shareholders of the AAA Companies (together, the "Shareholders"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.


                                    RECITALS

         The Boards of Directors of Republic and the AAA Companies (as such term is defined in Article X hereof) have determined that it is in the best interests of their respective shareholders for Republic to acquire the AAA Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Subs as wholly-owned subsidiaries, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into the AAA Companies so that the AAA Companies continue as the surviving corporations. As a result, the AAA Companies will become wholly-owned subsidiaries of Republic, and each of the Shareholders will be issued certain shares of common stock of Republic.

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                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:



                                   ARTICLE I

                                  THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plans of Merger and Reorganization annexed hereto as Exhibits A through E (the "Plans of Merger"), the Republic Merger Subs will be merged with and into the AAA Companies (the "Mergers") as follows:

                 (a)      RI/ADI will be merged with and into Disposal;

                 (b)      RI/ACI will be merged with and into Commercial;

                 (c)      RI/ARI will be merged with and into Recycling;

                 (d)      RI/AMI will be merged with and into Maintenance; and

                 (e)      RI/ALB will be merged with and into Land and Building.

The terms and conditions of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existence of each of the Republic Merger Subs shall cease and each of the AAA Companies shall continue as surviving corporations and wholly-owned subsidiaries of Republic (the "Surviving Corporations").

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, at the offices of Akerman, Senterfitt & Eidson, P.A. in Miami, Florida, or such other time and place as the parties may otherwise agree.

         1.3 PLANS OF MERGER. Pursuant to the Plans of Merger, an aggregate of 2,916,667 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") (the "Purchase Price") will be issued in the Mergers in exchange for all of the issued and outstanding


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shares of capital stock of each of the AAA Companies (the "AAA Companies
Capital Stock") as follows:

                 (a) 2,132,667 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Disposal;

                 (b) 459,375 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Commercial;

                 (c) 187,833 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Recycling;

                 (d) 99,458 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Maintenance; and

                 (e) 37,334 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Land and Building.

Notwithstanding the foregoing, if between the date of this Agreement and the Effective Date, the outstanding shares of Republic Common Stock shall have been changed into a different number of shares, or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, or split (the "Change"), the Purchase Price shall be correspondingly adjusted to reflect such Change. Notwithstanding the foregoing, the Purchase Price shall be reduced by (i) all Indebtedness (as defined below) of the Company in excess of $13,500,000.00, and (ii) the amount, if any, by which the Working Capital (as defined below) of the AAA Companies is less than zero dollars ($0) (collectively items (i) and (ii) are referred to herein as the "Purchase Price Adjustment," which amount shall be calculated as of the Effective Date). The amount of the Purchase Price Adjustment shall be divided by the Closing Sale Price, and the quotient so calculated shall be deducted from the number of shares of Republic Common Stock issued hereunder as of the Effective Date. For purposes of determining the Purchase Price Adjustment, (i) "Indebtedness" shall mean the aggregate amount of all indebtedness for borrowed money (excluding interest), whether owed to a bank or any other Person, and remaining payments on capitalized equipment leases, excluding any indebtedness incurred in the ordinary course of business consistent with past practice; (ii) "Working Capital" shall mean the difference, if any, between the Current Assets and the Current Liabilities of the Company; (iii) "Current Assets" shall mean all current assets determined in accordance with generally accepted accounting principles; and (iv) "Current Liabilities" shall mean the current liabilities (excluding the current portion of long-term indebtedness) determined in accordance with generally accepted accounting principles.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Mergers to be consummated by filing duly executed Articles of Merger (with a completed Plan


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of Merger attached thereto) with the Clerk of the State Corporation Commission of the Commonwealth of Virginia, in such form as Republic determines is required by and is in accordance with the relevant provisions of the Virginia Stock Corporation Act (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Mergers and without any further action on the part of the parties hereto, Republic shall issue to each Shareholder duly executed certificates, in valid form registered in such Shareholder's name, evidencing that number of shares of Republic Common Stock determined, to the nearest whole share, pursuant to the terms of each of the respective Plans of Merger based on the number of shares of capital stock of each of the AAA Companies owned of record by such Shareholder as set forth on Schedule 3.5 hereto.

         1.6 DELIVERY OF CERTIFICATES. At the Closing, the Shareholders shall deliver the certificates representing all of the issued and outstanding shares of capital stock of each of the AAA Companies to Republic for cancellation, and Republic shall deliver the certificates representing the shares of Republic Common Stock issued pursuant to Section 1.5 in the following manner: (i) Republic shall deliver to each such Shareholder one or more certificates evidencing an aggregate of 2,625,000 shares of Republic Common Stock, and (ii) Republic shall set aside and hold in accordance with Article IX certificates evidencing 291,667 shares of Republic Common Stock (the "Held Back Shares"). The shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Mergers are sometimes referred to herein as the "Republic Shares". Any item in this Agreement requiring the withholding of or release of Held Back Shares shall be read to require such withholding or release to occur ratably among the Shareholders in proportion to their ownership interest in the AAA Companies as set forth on Schedule 3.5 hereof.

         1.7 PURCHASE PRICE ADJUSTMENT. The parties hereto hereby acknowledge and agree that the Purchase Price Adjustment as of the Effective Date is a mutually agreed upon good faith estimate (which estimated amount is referred to herein as the "Estimated Amount"). Within 30 days after the Effective Date, Republic shall prepare and deliver to the Shareholders a determination (the "Determination") of the actual amount of the Purchase Price Adjustment as of the Effective Date (which actual value is referred to herein as the "Actual Amount") including the basis for such Determination. If, within 30 days after the date on which a Determination is delivered to the Shareholders, the Shareholders shall not have given written notice to Republic setting forth in detail any objection of the Shareholders to such Determination, then such Determination shall be final and binding on the parties hereto. In the event the Shareholders give written notice of any objection to such Determination within the 30-day period, Republic and the Shareholders shall use all reasonable efforts to resolve the dispute within the 30-day period following the receipt by Republic of the written notice from the Shareholders. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a mutually agreed upon independent firm of certified public accountants for determination of the

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Actual Amount which shall be final and binding upon Republic and the
Shareholders. Republic and the Shareholders shall contribute equally to all costs (including fees and expenses charged by the selected independent firm of certified public accountants) in connection with the resolution of any such dispute. If the Actual Amount is greater than the Estimated Amount, such amount shall be deemed to be Indemnifiable Damages under Article IX hereof and Republic may set off against the Held Back Shares the difference between the Actual Amount and the Estimated Amount (assuming a value per share for purposes of such calculation equal to the Closing Sale Price); provided, that any and all such Indemnifiable Damages shall not be applied against or subject to the Indemnification Threshold (as such term is defined in Article IX hereof), or affect the determination thereof with respect to the Indemnifiable Damages.

         1.8 ACCOUNTING AND TAX TREATMENT. The parties hereto intend that the transactions contemplated hereby shall be treated as pooling of interest business combinations by Republic for accounting purposes and as tax-free reorganizations under Section 368 of the Code.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Shareholders:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Republic Merger Subs is a corporation duly organized, validly existing and in good standing under the Commonwealth of Virginia. Each Republic Merger Sub is a controlled subsidiary of Republic within the meaning of Section 368 of the Code.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization,

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moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK; REGISTRATION STATEMENT. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, and except for any Liens imposed on such Republic Shares by any action or inaction of the Shareholders, the Shareholders shall have good and marketable title to the Republic Shares subject to the terms and conditions of Article IX hereof, and the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock. The Republic Shares will be issued pursuant to the prospectus, dated December 18, 1996, as filed with the SEC on a registration statement on Form S-4 (the "Registration Statement"), copies of which have been delivered to the Shareholders in accordance with the requirements of the Securities Act. Such Registration Statement has been declared effective and no stop order has been issued suspending effectiveness of such Registration Statement. The Republic Shares being issued in connection with the Mergers are less than one percent of the outstanding shares of Republic Common Stock. Until the earlier of (i) the date that all of the Republic Shares have been sold by the Shareholders or (ii) the date that the Republic Shares may be sold under Rule 145(d)(3) under the Securities Act, Republic shall continue to make all filings required to be made by it under the Exchange Act.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 TAX MATTERS. Republic does not know of any circumstances relating to Republic or its Affiliates that would prevent the Mergers from qualifying as reorganizations within the meaning of Section 368 of the Code, provided that (except as set forth in this Section 2.6) Republic makes no affirmative representations or warranties as to any circumstances relating to, or any actions taken or agreed to be taken prior to the Effective Time by, the AAA Companies that would prevent the Mergers from qualifying as reorganizations within the meaning of Section 368 of the Code. Both at execution and at Closing, Republic presently has no plan or intention (a) to cause any of the AAA Companies or any permitted transferee therefrom to sell or dispose of any of the assets or properties of any of the AAA Companies, except for dispositions in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code, (b) to liquidate any of the AAA Companies,
(c) to merge any of the AAA Companies with or into another corporation or corporations, (d) to sell or otherwise dispose of the stock of any of the AAA Companies except for transfers of stock to a corporation or corporations "controlled" (within the meaning of Section 368 of the Code) by Republic, or
(e) to cause any of the AAA Companies to issue additional shares of stock that would result in Republic losing "control" (within the meaning of Section 368 of the Code) of any of the AAA Companies. Both at execution and at Closing, Republic currently intends to cause each of the AAA Companies to continue its historic business or use a significant portion of its historic business assets in a business following the Effective Time, and presently

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does not intend to reacquire any of the Republic Common Stock issued in the
Mergers. Immediately prior to the Mergers, Republic will own all of the outstanding stock of the Republic Merger Subs. Further, the assets and liabilities of the Republic Merger Subs as of the time immediately preceding the Closing will represent all of the assets and liabilities ever held by the Republic Merger Subs.

         2.7 NO VIOLATION. The execution and delivery of this Agreement by the Republic Companies, the performance by the Republic Companies of their obligations hereunder and the consummation by the Republic Companies of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation, as amended, or bylaws of the Republic Companies or any subsidiary thereof, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, filing or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Republic Companies or any subsidiary thereof, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against the Republic Companies or any subsidiary thereof, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Republic Companies or any subsidiary thereof, (v) give to any individual or entity a right or claim against the Republic Companies or any subsidiary thereof, which would have a Material Adverse Effect on the Republic Companies or any subsidiary thereof, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (a) pursuant to the Exchange Act and the Securities Act and applicable NASD inclusion requirements, (b) filings required under the securities or blue sky laws of the various states,
(c) filings required under the HSR Act, or (d) any filings required to be made by the AAA Companies or (e) any filings required to be made with respect to the consummation of the Mergers.

         2.8 REPORTS AND FINANCIAL STATEMENTS. Within the last three years, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously made available to the Shareholders copies of all Republic Reports filed with the SEC since January 1, 1996, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Shareholders copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not

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contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Republic included in the Republic Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Republic and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended. Except as set forth in the Republic Reports, Republic has no material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Republic and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on Republic.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Republic Reports filed and publicly available prior to the date of this Agreement, and except as expressly contemplated by this Agreement, since the date of the most recently filed Republic Report, Republic has conducted its business only in the ordinary course, and there has not been: (i) any Material Adverse Change in Republic's business, results of operation, or business prospects in the aggregate; (ii) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Material Adverse Effect on Republic in the aggregate; or (iii) any change in accounting methods, principles or practices by Republic materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.10    LITIGATION.      Except as disclosed in the Republic Reports
filed and publicly available prior to the date of this Agreement and except for any such action which may be commenced by or on behalf of the AAA Companies or the Shareholders, there is no suit, action or proceeding pending or in good faith Threatened against Republic or any of its subsidiaries challenging the acquisition by merger by Republic or the Republic Merger Subs of any shares of any of the AAA Companies or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Mergers, or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Republic, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Republic or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

         2.11 COMPLIANCE WITH LAWS. Except as disclosed in the Republic Reports filed and publicly available prior to the date of this Agreement, Republic and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Authority applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect on Republic. Each of Republic and its subsidiaries has in effect all permits


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and licenses, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such permit or license, except for the lack of permits or licenses and for defaults under such permits or licenses which, individually or in the aggregate, would not have a Material Adverse Effect on Republic. None of such permits or licenses is or will be impaired or in any way affected by the execution and delivery of this Agreement, or consummation of the transactions contemplated hereby which would individually or in the aggregate have a Material Adverse Effect on Republic.

         2.12 CAPITALIZATION. The authorized capital stock of Republic consists of 500,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of January 24, 1997, (i) 299,412,227 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of Republic, and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Mergers will be "voting stock" within the meaning of Section 368 of the Code.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders jointly and severally makes the following representations and warranties to Republic:

         3.1 CORPORATE STATUS. Each of the AAA Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the AAA Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. Each of the AAA Companies has fully complied in all material respects with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or in good faith Threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the AAA Companies.

         3.2 POWER AND AUTHORITY. Each of the AAA Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the AAA Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of


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its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders has the requisite competence, power and authority to execute and deliver this Agreement, to perform his or its respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the AAA Companies and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the AAA Companies, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the AAA Companies (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights exist except those that may exist under Virginia law, which all the Shareholders hereby waive upon execution of this Agreement. Except as set forth on Schedule 3.4, there are no other preemptive rights or rights of first refusal which exist with respect to the shares of capital stock of any of the AAA Companies and no such rights arise by virtue of or in connection with the transactions contemplated hereby, and any and all such rights shall be extinguished prior to the Effective Time. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the AAA Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the AAA Companies. Except as set forth on Schedule 3.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the AAA Companies. None of the AAA Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE AAA COMPANIES. Schedule 3.5 sets forth, with respect to each of the AAA Companies, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders constitute


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all of the holders of all issued and outstanding shares of capital stock of each of the AAA Companies, and each of the Shareholders owns such shares as is set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each of the AAA Companies and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of any of the AAA Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the AAA Companies or any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against any of the AAA Companies or any of the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the AAA Companies, (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Republic, or (vi) any filings required to be made with respect to the consummation of the Mergers.

         3.7 RECORDS OF THE AAA COMPANIES. The copies of the respective articles of incorporation and bylaws of each of the AAA Companies are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the AAA Companies are correct and complete in all material respects, no further entries have been made through the date of this Agreement, such minute books contain or as of the Effective Time will contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of each of the AAA Companies taken by written consent or at a meeting since incorporation. All material corporate actions taken by each of the AAA Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the AAA Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of each of the AAA Companies contain or as of the Effective Time will contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each of the AAA Companies.

         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, none of the AAA Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to Republic the financial statements of each of the AAA Companies for the period ended December 31, 1996, internally prepared by the AAA Companies, copies of which are attached to Schedule 3.9 hereto (the "Financial Statements"). The balance sheets of each of the AAA Companies dated as of December 31, 1996, included in the Financial Statements are referred to herein as the "Current Balance Sheets." The Financial Statements fairly present the financial position of each of the AAA Companies at each of the balance sheet dates and the results of operations for the periods covered thereby and have been prepared consistent with the accounting methods of each of the AAA Companies. The books and records of each of the AAA Companies fairly reflect its transactions, properties, assets and liabilities consistent with the accounting methods of each of the AAA Companies. Except as set forth in the Financial Statements, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheets of each of the AAA Companies, none of the AAA Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities except in the ordinary course of business consistent with past practice and as set forth on Schedule 3.10; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons except in the ordinary course of business consistent with past practice; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $25,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement except in the ordinary course of business, consistent with past practice; (xv) terminated, amended or modified any agreement involving an amount in excess of $25,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on any of the AAA Companies; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE AAA COMPANIES. None of the AAA Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheets and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheets (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheets which, were not recorded
thereon.   The consolidated net worth of the AAA Companies determined in accordance with the accounting practices of each of the AAA Companies will be no less than $8,400,000, as of the Effective Time.

         3.12 LITIGATION. Except as set forth in Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, in good faith Threatened against or affecting any of the AAA Companies, or any of their properties or assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. The Shareholders are not aware of any facts that would give rise to any such actions not set forth on Schedule 3.12.
There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the AAA Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the AAA Companies.

         3.13    ENVIRONMENTAL MATTERS.

                       (a) Each of the AAA Companies is and has at all times been in full compliance with all Environmental Laws (as defined in clause
(h) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (h) below) and Handling (as defined in clause (h) below) of Hazardous Substances (as defined in clause (h) below) or other Waste (as defined in clause (h) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                 (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or in good faith Threatened against or involving any of the AAA Companies, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to any of the AAA Companies thereunder in connection with, related to or arising out of the ownership by any of the AAA Companies of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Republic or any of the Surviving Corporations in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on any of the AAA Companies, including, without limitation: (i) Notices or Proceedings related to any of the AAA Companies being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws;
(ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where any of the AAA Companies has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to any of the AAA Companies being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to any of the AAA Companies being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                 (c) None of the AAA Companies has Handled or Discharged, nor has any of them allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by any of the AAA Companies; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified any of the AAA Companies that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or in good faith Threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by any of the AAA Companies in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                 (d) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by any of the AAA Companies on any real property currently or previously owned or leased by any of the AAA Companies which have involved the Handling or Discharge of Hazardous Substances.

                 (e) Schedule 3.13 identifies the locations to which any of the AAA Companies has ever transferred, transported, hauled, moved, or disposed of Waste and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                 (f) Except as set forth on Schedule 3.13, none of the AAA Companies uses, nor has any of them used, any Aboveground Storage Tanks (as defined in clause (h) below) or Underground Storage Tanks (as defined in clause
(h) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by any of the AAA Companies that are required to be registered under applicable Environmental Laws.

                 (g) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any of the AAA Companies or any of their agents or, to the knowledge of any of the AAA Companies, undertaken by any Governmental Authority, or any third party, relating to or affecting the AAA Companies or any real property currently or previously owned or leased by any of the AAA Companies; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by any of the AAA Companies or any of their agents or, to the knowledge of any of the AAA Companies, undertaken by any Governmental Authority or any third party, relating to or affecting any of the AAA Companies or any real property currently or previously owned or leased by any of the AAA Companies which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between any of the AAA Companies and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either any of the AAA Companies or any real property currently or previously owned or leased by any of the AAA Companies.

                 (h) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

                 "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                 "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                 "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where any of the AAA Companies conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

                 "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                 "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi- solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                 "Licenses" means all licenses, certificates, permits, approvals and registrations.

                 "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

                 "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         3.14    REAL ESTATE

                 (a) None of the AAA Companies owns any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties, together with a list of all title insurance policies relating to such properties, all of which policies have previously been delivered or made available to Republic by the AAA Companies. With respect to each such parcel of Owned Property except as set forth on Schedule 3.14(a):

                       (i) One of the AAA Companies has good and marketable title to each parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a);

                      (ii) There are no pending or in good faith Threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                     (iii) The legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                      (iv) All facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                       (v) There are no Contracts granting to any party or parties ,other than the AAA Companies, the right of use or occupancy of any portion of the parcels of Owned Property;

                      (vi) There are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                     (vii) There are no parties (other than the AAA Companies) in possession of the parcels of Owned Property;

                    (viii) All facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                      (ix) Each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of- way with adequate curb cuts available; and there is no pending or in good faith Threatened termination of the foregoing access rights;

                       (x) All improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

                      (xi) Except as between or among the AAA Companies, there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property.

                 (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements concerning real property ("Leases") to which any of the AAA Companies is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or
breach under any such Lease.   No event has occurred which, with the passage of
time or the giving of notice or both, would cause a material breach of or
default under any of such Leases.   There is no breach or anticipated breach by
any other party to such Leases. With respect to each such Leased Premises, except as set forth on Schedule 3.14(b):

                       (i) The AAA Companies have valid leasehold interests in the Leased Premises, free and clear of any Liens, or title defects, not inured by the title policy regarding the subject property, of any nature whatsoever;

                      (ii) The portions of the buildings located on the Leased Premises that are used in the business of the AAA Companies are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the AAA Companies' current and reasonably anticipated normal business activities as conducted thereat;

                     (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the AAA Companies' business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                      (iv) None of the AAA Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

                 3.15     GOOD TITLE TO AND CONDITION OF ASSETS

                          (a) Except as set forth on Schedule 3.15(a), each of the AAA Companies has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of each of the AAA Companies, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                          (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each of the AAA Companies are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of each of the AAA Companies or set forth on the Current Balance Sheets or acquired by any of the AAA Companies since the date of the Current Balance Sheets. Schedule 3.15(b) lists the vehicles owned, leased or used by any of the AAA Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Waste materials.

                 3.16     COMPLIANCE WITH LAWS.

                          (a) Each of the AAA Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on Schedule 3.16(a), none of the AAA Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or in good faith Threatened.

                          (b) None of the AAA Companies, nor any of their employees or agents, has made any payment of funds in connection with the business of any of the AAA Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of any of the AAA Companies for any payment prohibited by law.

                          (c) Each of the AAA Companies is and at all times since 1994 has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of any of the AAA Companies for whom compliance with the Immigration Act is required, each of the AAA Companies has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the AAA Companies pursuant to the Immigration Act. None of the AAA Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or in good faith Threatened against any of the AAA Companies, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                          (d) None of the AAA Companies is subject to any Contract, decree or injunction in which any of the AAA Companies is a party which restricts the continued operation of any business of any of the AAA Companies or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of the employees of each of the AAA Companies. None of the AAA Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any of the AAA Companies into one or more collective bargaining units. There is no pending or in good faith Threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the AAA Companies or which may interfere with its continued operations. None of the AAA Companies nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or in good faith Threatened charge or complaint against any of the AAA Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any of the AAA Companies during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the AAA Companies as a result of the Mergers or otherwise. Schedule 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the AAA Companies is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each of the AAA Companies since 1994 has complied with all applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including, but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.



         3.18    EMPLOYEE BENEFIT PLANS.

                 (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the AAA Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the AAA Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or in good faith Threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;
(v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been in good faith Threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under
Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                 (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of any of the AAA Companies have been timely paid; (ii) none of the AAA Companies has incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                 (e) Welfare Plans. (i) None of the AAA Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of any of the AAA Companies or any of their predecessors after termination of employment; (ii) each of the AAA Companies has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                 (f) Controlled Group Liability. None of the AAA Companies, nor any entity that would be aggregated with any of them under Code
Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                 (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates any of the AAA Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of each of the AAA Companies as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of each of the AAA Companies.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each of the AAA Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the AAA Companies have been paid or are accrued on the Current Balance Sheets or will be accrued on each of their books and records as of the Closing. Except as set forth in
Schedule 3.19 hereto: (i) with respect to each taxable period of each of the AAA Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the AAA Companies; (iii) none of the AAA Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the AAA Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or in good faith Threatened against or with respect to any of the AAA Companies regarding Taxes;
(vi) none of the AAA Companies has made an election or filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the assets of any of the AAA Companies; (viii) none of the AAA Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) none of the AAA Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) none of the AAA Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against any of the AAA Companies for any period for which Tax Returns have been filed; (xii) none of the AAA Companies has made any payments, and as of or after Closing will not be obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the AAA Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where any of the AAA Companies does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; and (xv) none of the AAA Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the AAA Companies for the past three years have been furnished or made available to Republic; (xvii) none of the AAA Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Republic or any of the AAA Companies by virtue of the transactions completed in this Agreement; and (xix) each of the AAA Companies has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and none of the AAA Companies nor the Shareholders have taken any action which would cause a termination of such "S" election (excluding the transactions contemplated by this

Agreement).

         3.20 INSURANCE. Each of the AAA Companies is covered by valid, outstanding and enforceable policies of insurance covering each of their respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the AAA Companies has complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $50,000 that relates to loss or damage to the properties, assets or businesses of any of the AAA Companies. None of the AAA Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 LICENSES AND PERMITS. Each of the AAA Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for each of their respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, each of the AAA Companies is in full compliance with the respective requirements thereof, and no proceeding is pending or in good faith Threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.22 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of each of the AAA Companies in the manner in which and to the extent to which such business is currently being conducted. The AAA Companies does not have any direct or indirect interest in any customer, supplier or competitor of the AAA Companies, or in any person from whom or to whom the AAA Companies leases real or personal property. Except as set forth on Schedule 3.22, no officer, director or shareholder of the AAA Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the AAA Companies or has any interest in any property used by the AAA Companies.

         3.23 INTELLECTUAL PROPERTY. Each of the AAA Companies has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of each of the AAA Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or in good faith Threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.24 CUSTOMER LISTS, CONTRACTS AND RECURRING REVENUE. All of the customers listed on Schedule 3.24 are subject to valid and enforceable customer contracts. True, correct and complete copies of such contracts have been made
available by the Shareholders to Republic.    None of the AAA Companies has
violated any of the material terms or conditions of any of the Contracts, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder. Schedule 3.24 lists all customers of the AAA Companies that account for more than 1% of the AAA Companies' consolidated annual revenue. The average gross monthly revenue determined in accordance with the accounting methods of each of the AAA Companies collected by the AAA Companies from all of the customers of the AAA Companies during the twelve (12) month period ending December 31, 1996 (the "Test Period") was not less than $2,600,000.00 net of any intercompany eliminations (the "Minimum Revenue").
The Shareholders agree that if the actual average gross monthly revenue collected by the AAA Companies determined in accordance with the accounting methods of each of the AAA Companies was less than the Minimum Revenue, then Republic shall be given and allowed an offset to the Purchase Price (the "Purchase Price Offset") equal to the difference between the Minimum Revenue and the actual average gross monthly revenue collected during the Test Period, multiplied by 41.4. The Purchase Price Offset shall be deemed to be Indemnifiable Damages (as defined below) and may be set-off against the Held Back Shares in the manner described in Article VIII. Such determination shall be made within six months following the Effective Date. This multiplier will be utilized for remedy purposes with respect to this Section 3.24 only.

         3.25 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No written representation, statement or information made or furnished by the Shareholders to Republic or any of Republic's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the AAA Companies and the Shareholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders have provided Republic with access to true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.26 INVESTMENT INTENT; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the Republic Shares hereunder for his or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Shareholders acknowledge receiving a prospectus of Republic in accordance with the requirements of the Securities Act.

         3.27 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.27 sets forth all accounts of the AAA Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, none of the AAA Companies has any office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the AAA Companies' principal places of business and chief executive offices are indicated on Schedule 3.14(a) or 3.14(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the AAA Companies are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.28 NAMES; PRIOR ACQUISITIONS. All names under which the AAA Companies do business as of the date hereof are specified on Schedule 3.28. Except as set forth in Schedule 3.28, none of the AAA Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.29 NO COMMISSIONS. Except as set forth on Schedule 3.29, neither the AAA Companies nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.30    RECEIVABLES.   All of the Receivables (as hereinafter defined)
are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each of the AAA Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts of an amount not to exceed 1% of revenue collected by the AAA Companies from its customers. For purposes of this Agreement, the term "Receivables" means all receivables of each of the AAA Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGERS

         4.1 CONDUCT OF BUSINESS BY THE AAA COMPANIES PENDING THE MERGERS. The AAA Companies covenant and agree that, between the date of this Agreement and the Effective Time, the business of each of the AAA Companies shall be conducted only in, and each of the AAA Companies shall not take any action except in, the ordinary course of business, consistent with past practice.
Each of the AAA Companies shall use all reasonable efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, none of the AAA Companies shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written notice to
Republic:

         (a) amend or otherwise change any of their articles of incorporation or bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of their capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of any of them or (ii) any of their assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their capital stock (except for distributions to any of the Shareholders consistent with past practices of any of the AAA Companies);

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their capital stock;

         (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

         (f) except in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to any of their officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of their directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

         (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in any of their financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

         (i) except in the ordinary course of business consistent with past practice, increase or decrease prices charged to any of their customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

         (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

Notwithstanding the foregoing, the parties agree that the agreements or arrangements set forth in Schedules 3.4 (relating to stock transfer restriction agreements), 3.17 (relating to Larry E. Edwards' employment agreement and salary continuation agreements) will be terminated at or prior to the Effective Time so long as doing so will not adversely affect the poolability of the transactions contemplated by this Agreement.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the AAA Companies as are necessary for the consummation of the transactions contemplated hereby. In the event the foregoing agreements of the parties shall result in the imposition of any fees, costs or expenses after the Effective Time, Republic hereby agrees to pay all such fees, costs and expenses and to indemnify and hold the Shareholder harmless with respect to such fees, costs and expenses. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use all reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Notwithstanding anything to the contrary set forth herein, with respect to (i) the making of any required governmental or regulatory notifications and filings, (ii) the defense of any lawsuit or other legal proceeding challenging this Agreement or the consummation of the transactions contemplated hereby, and
(iii) the lifting or rescinding of any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, Republic and the Shareholders shall pay their own fees and expenses, including their own counsel fees, incurred in connection with any of the foregoing matters, whether such fees and expenses arise prior to the consummation of the transactions contemplated hereby or after the Effective Time. The Republic Companies will be solely responsible for the defense of any Republic shareholder lawsuits challenging the transactions contemplated by this Agreement or any governmental action which challenges the transactions contemplated by this Agreement.

         5.2 HSR ACT FILINGS. Each of the parties hereto shall make promptly (and in no event later than ten (10) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions under the HSR Act, with respect to the transactions contemplated hereby.

         5.3 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the AAA Companies to comply with all of the respective covenants of the AAA Companies under this Agreement.

         5.4 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective Best Efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.5 ACCESS TO INFORMATION. From the date hereof to the Effective Date, the Shareholders shall in good faith cooperate with Republic to make available to Republic and Republic's officers, employees, auditors, counsel and agents copies of all books and records of the AAA Companies, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement. The Shareholders shall provide Republic with reasonable access to its offices and other facilities, provided that all visits and inspections to such offices and facilities shall be conducted while accompanied by a Shareholder or a representative of the Shareholders in a manner which does not suggest or disclose the existence of this Agreement (or any agreement to sell stock or assets) to employees or officers of the AAA Companies.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The parties shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX TREATMENT. The Republic Companies will use their respective Best Efforts to cause the Mergers to qualify as reorganizations under the provisions of Section 368(a) of the Code. The Republic Companies will not and do not presently intend to take any action after the Mergers are effected to cause the Mergers to lose their tax-free status, unless the Shareholders of the AAA Companies take any actions that, individually or in the aggregate, have the effect of disqualifying this transaction under the provisions of Section 368 of the Code. All parties hereto agree to file the Plans of Merger with each of their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3. The parties agree to use their respective reasonable Best Efforts to contest, or to assist any other party hereto who is contesting, the assertion by any Governmental Authority that any of the Mergers failed to qualify as reorganization under Section 368 of the Code.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, or as required (on a confidential basis) in either party's due diligence investigation or in the consummation of this transaction, or as otherwise set forth in those certain Confidentiality and Non-Disclosure Agreements dated December 2, 1996 as amended by the addendum dated January 27, 1997 by and between each of the AAA companies and Republic, the terms of which are specifically incorporated herein by this reference, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties until the Effective Date, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case Republic will consult with an officer of the AAA Companies prior to making such disclosure). Any of the provisions of this Agreement notwithstanding, the provisions of this Section 5.8 shall survive termination of this Agreement.

         5.9 NO OTHER DISCUSSIONS. Unless and until this Agreement is terminated pursuant to Article XI, the AAA Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the AAA Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions.
The Shareholders will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RESTRICTIVE COVENANTS. In order to assure that Republic will realize the benefits of the Mergers, each of the Shareholders jointly and severally agrees with Republic that he or it will not for a period of three years from the Effective Time:

                 (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in any county of the Commonwealth of Virginia in which the AAA Companies presently conduct business which is directly or indirectly in competition with the business conducted by the AAA Companies at the Effective Time; provided, however, that, (i) the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market and (ii) the ownership or operation of, or other interests in, real property shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                 (b) directly or indirectly (i) induce any Person which is a customer of the AAA Companies at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by the AAA Companies; (ii) canvass,solicit or accept from any Person which is a customer of the AAA Companies, any such competitive business; or (iii) request or advise any Person which is a customer of the AAA Companies at the Effective Time to withdraw, curtail or cancel any such customer's business with the AAA Companies or any of their successors;

                 (c) except with respect to any trustee of any of the Shareholders, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the AAA Companies at or within six months prior to the Effective Time, or in any manner seek to induce any such person to leave his or her employment; and

                 (d) directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession any of the AAA Companies' proprietary rights or records, including, but not limited to, any of its customer lists, except as otherwise provided in Section 5.15.

The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Republic after the Effective Time. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Republic and upon breach of any provision of this Section, Republic shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. Republic shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of each of the AAA Companies and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the AAA Companies. The Shareholders shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Republic in its sole discretion, then Republic may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the AAA Companies or the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on The Nasdaq Stock Market or otherwise.

         5.13 RELEASE OF GUARANTIES. After the Effective Date, Republic hereby covenants and agrees to (i) take promptly any and all actions necessary to cause any and all personal guaranties by the Shareholders, with respect to the Guaranteed Liabilities set forth in Schedule 5.13 (the "Guaranteed Liabilities"), to be released by the holders of such guaranties; and (ii) indemnify and hold the Shareholders harmless for any Guaranteed Liabilities outstanding after the Effective Date, and any expenses, losses, deficiencies, liabilities, and damages (including, without limitation, reasonable related counsel fees, paralegal fees, and expenses) resulting from Republic's breach of this Section 5.13.

         5.14 DELIVERY OF QUALIFIED CERTIFICATE. Notwithstanding anything to the contrary set forth herein, if any events shall have occurred which were beyond the control of the AAA Companies or the Shareholders between the date of this Agreement and the Effective Time which would prevent the AAA Companies and the Shareholders from delivering to Republic the certificate(s) referred to in
Section 6.1 and 6.2 hereof without exception or qualification, the AAA Companies and the Shareholders shall nevertheless deliver to Republic such certificate with exceptions attached thereto (the "Qualified Certificate"). In the event Republic shall receive a Qualified Certificate, Republic may in its sole and absolute discretion (a) terminate this Agreement without penalty or
(b) waive such condition to effect the Mergers and close the transactions contemplated pursuant to the terms of this Agreement. In the event Republic elects to effect the Mergers, Republic hereby waives any right to bring a claim for Indemnifiable Damages arising as a result of the exceptions set forth in the Qualified Certificate; provided that Republic specifically reserves and may assert any claim for Indemnifiable Damages (i) arising from any breach of the representations and warranties of the Shareholders in this Agreement existing as of the date of this Agreement, (ii) arising from any events which have occurred between the date of this Agreement and the Effective Time which were in the control of the AAA Companies or the Shareholders whether or not such events have been disclosed to Republic in the Qualified Certificate, (iii) arising from any events not disclosed to Republic, and (iv) arising from any environmental remediation of the Leased Premises or Owned Properties.

         5.15 AVAILABILITY OF RECORDS. After the Effective Date, Republic hereby covenants and agrees, upon the receipt of written notice from the Shareholders setting forth with reasonable specificity the basis and purpose of the request, to provide to the Shareholders any records (i) necessary for purposes of resolution of any audit of any Tax Return of the AAA Companies, for, or of the Shareholders with respect to income attributable to any period of the AAA Companies ending on or before the Effective Time, (ii) with respect to any claim for Indemnifiable Damages hereunder, and (iii) any claim against any Shareholder (whether in his or its capacity as a shareholder, officer or director), with respect to any period of time ending on or before the Effective Time.

         5.16 TAX AUDIT PRIOR TO THE EFFECTIVE TIME. In the event of any audit by a taxing authority of any Tax Return of the AAA Companies for, or of the Shareholders with respect to income attributable to, any period of the AAA Companies ending on or before the Effective Time, Republic will promptly provide the Shareholders with copies of all notices issued by the taxing authority and received by Republic or the AAA Companies in connection therewith. The Shareholders may, at their sole expense, defend any such audit, and may assert or agree to accept any reasonable reporting position of transactions required to be reflected in the Tax Return so audited to achieve resolution of such audit, provided that in the event such position has an adverse effect to Republic, Republic shall be fully indemnified and held harmless by the Shareholders with respect to any damage, loss, cost or expense (including, without limitation, reasonable attorneys' fees) incurred by Republic as a result of such adverse position. Republic will have the right to participate in any such audit at its own non-reimbursable expense and shall receive from the Shareholders copies of all communications between the taxing authority and Shareholders relevant to the Tax Returns or Taxes of the AAA Companies. The provisions of Section 8.11 hereof shall be applicable with respect to any dispute between the parties with respect to the amount of any damage, loss, cost or expense incurred by Republic in connection with the terms of this Section.

         5.17 PREPARATION OF FINAL TAX RETURN; ALLOCATION OF INCOME. After the Effective Date, Republic and the Shareholders hereby covenant and agree that (i) Beers & Cutler, C.P.A. shall prepare the final Tax Return of the AAA Companies for the year ending as a result of the Mergers, and (ii) any income of the AAA Companies for the year ending as a result of the Mergers shall be allocated on a closing of the books method in accordance with Section 1362(e)(6)(D) of the Code and no election to the contrary shall be made by the AAA Companies under Treasury Regulations 1.1502- 76(b)(2)(ii)(D) of the Code.

         5.18 SATISFACTION OF REAL PROPERTY INDEBTEDNESS. Within five (5) business days from the Effective Time, Republic shall cause Land and Building to fully pay and satisfy, in immediately available funds, that certain indebtedness in the remaining principal amount not to exceed $2,600000.00 owed by Land and Building to Larry E. Edwards with respect to that certain parcel of real property located at 4619 West Ox Road, Fairfax, Virginia 22030.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the AAA Companies and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the AAA Companies and the Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Date, duly signed (in the case of each of the AAA Companies, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the AAA Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the AAA Companies, and (iii) none of the properties and assets of the AAA Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of each of the AAA Companies and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of each of the AAA Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of each of the AAA Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing each of the AAA Companies issued by the Secretary of State of the Commonwealth of Virginia and each other state in which any of the AAA Companies is qualified to do business as of a date not more than ten days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of each such company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Date from counsel for the AAA Companies and the Shareholders, in form and substance acceptable to the Republic Companies, with reasonable limitations acceptable to counsel for the AAA Companies and the Shareholders, to the effect that:

                          (i) Each of the AAA Companies is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and each is authorized to carry on the business now conducted by each of them and to own or lease the properties now owned or leased by each of them;

                    (ii) Each of the AAA Companies has obtained all necessary authorizations and consents of each of their Board of Directors and the Shareholders to effect each of the Mergers;

                   (iii) All issued and outstanding shares of capital stock of each of the AAA Companies are owned as set forth on Schedule
         3.5 hereto;

                    (iv) Such counsel does not have actual knowledge that there is any litigation, proceeding or investigation pending or in good faith Threatened which might result in any Material Adverse Change in the properties, business or prospects or in the condition of each of the AAA Companies, or which questions the validity of this Agreement; and

                     (v)     This Agreement is a valid and binding
         obligation of each of the AAA Companies, and the Shareholders, and enforceable against each of the AAA Companies and the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6.5 CONSENTS. The AAA Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of any of the AAA Companies from any Person from whom such consent or waiver is required as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify any such material rights or obligations, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received from Beers & Cutler, independent certified public accountants for each of the AAA Companies, a letter dated the Effective Date, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to any of the AAA Companies which would, and the ownership structure and attributes of any of the AAA Companies and the Shareholders would not, proscribe the transactions contemplated hereby, if consummated, from being considered as pooling of interests business combinations. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as pooling of interests combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 ACKNOWLEDGMENT OF POOLING RESTRICTIONS AND RECEIPT OF SEC FILINGS. At or prior to the Closing, the Shareholders shall have delivered to Republic a letter agreement acknowledging "pooling of interests" restrictions and receipt of SEC filings of Republic, in form and substance satisfactory to the Republic Companies.

         6.9 AAA COMPANIES CAPITAL STOCK. At the Closing, each of the Shareholders shall have delivered to Republic all certificates evidencing the shares of capital stock of each of the AAA Companies held by them.

         6.10 STOCK POWERS. At the Closing, each of the Shareholders shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or in good faith Threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Mergers and other transactions contemplated hereby.

         6.12 BOARD APPROVAL. The Board of Directors of Republic shall have authorized and approved this Agreement, the Mergers and transactions contemplated hereby.

         6.13 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.14 DUE DILIGENCE REVIEW. Republic shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to
Section 5.11.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                     THE AAA COMPANIES AND THE SHAREHOLDERS

         The obligations of the AAA Companies and the Shareholders to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the AAA Companies and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS.

The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied in all material respects with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the AAA Companies and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders (i) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         7.3 NO ADVERSE LITIGATION. There shall not be pending or in good faith Threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which in the judgment of the AAA Companies and the Shareholders makes it inadvisable to proceed with the Mergers and other transactions contemplated hereby.

         7.4 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         7.5 OPINION OF REPUBLIC'S COUNSEL. The AAA Companies and the Shareholders shall have received an opinion dated as of the Effective Date from counsel for Republic, in form and substance acceptable to the AAA Companies and the Shareholders, with reasonable limitations acceptable to Republic's counsel, to the effect that:

                  (i) Republic is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is authorized to carry on the business now conducted by it and own or lease the properties now owned or leased by it;

                 (ii) Republic has obtained all necessary authorizations and consents of its Board of Directors to effect the transactions contemplated hereunder;

                (iii) Such counsel does not have actual knowledge that there is any litigation, proceeding or investigation pending or in good faith Threatened which might result in any Material Adverse Change in the properties, business or prospects or in the condition of Republic or which questions the validity of this Agreement;

                 (iv) This Agreement is a valid and binding obligation of Republic and enforceable against Republic in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally; and

                  (v) Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock.

         7.6 No Material Adverse Change to Republic. Between the date hereof and the Effective Time, there shall have been no Material Adverse Change to Republic, taken as a whole.


                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic (collectively, "Indemnifiable Damages") arising out of or resulting from (i) any breach of a representation or warranty made by the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the AAA Companies or any Shareholder in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by the AAA Companies or any Shareholder pursuant to this Agreement, (iv) any Claim (as such term is defined in Section 8.5 hereof), or
(v) any matters set forth on Schedules 3.12, 3.29 and 3.19 attached hereto. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the AAA Companies and the Shareholders hereunder been performed in full. Notwithstanding the foregoing, after the Effective Time, the maximum liability of the Shareholders for Indemnifiable Damages for any breach of the representations, warranties, covenants and agreements hereunder shall not exceed in the aggregate the Purchase Price (the "Indemnification Limitation"); provided, however, that any Indemnifiable Damages resulting from or arising out of (i) any Claim (as defined in Section 8.5) and (ii) any matters set forth in Schedules 3.12, 3.29 and 3.19, shall not be applied against or subject to the foregoing Indemnification Limitation. Republic hereby agrees to use its, and cause its subsidiaries to use their, reasonable efforts to mitigate any claim for Indemnifiable Damages hereunder, including but not limited to seeking recovery under applicable insurance policies or from third parties. Republic hereby agrees to promptly deliver to the Shareholders any insurance proceeds received by Republic or any of the AAA Companies after the Effective Time, pursuant to the provisions of any insurance policy of the AAA Companies in full force and effect prior to the Effective Time, in connection with any claim for Indemnifiable Damages for which Republic has received Indemnifiable Damages with respect to any matters existing prior to the Effective Time.

         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall expire on the first anniversary of the Effective Time, except that the representations and warranties contained in (i) Section 3.12 and 3.29, shall expire at the time the period of limitations expires for the bringing of any claim, suit or action by any Person with respect to any matters set forth in Schedule 3.12 or Schedule 3.29 hereof, and (ii) Section 3.19, with respect to the audits more fully described in Schedule 3.19, shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment or imposition by any Governmental Authority of additional Taxes with respect to such audits (the "Claims Period"). No claim for the recovery of Indemnifiable Damages for the breach of any of the representations and warranties made by the Shareholders hereunder may be asserted by Republic against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the Claims Period shall not thereafter be barred; provided, however, such claims (except any claim for Indemnifiable Damages arising from or related to any Claim), including, without limitation, claims with respect to or against the Held Back Shares, shall be barred if arbitration with respect to such claims is not filed within six (6) months after the expiration of the Claims Period regardless of any otherwise applicable limitations period. With respect to any claim for Indemnifiable Damages hereunder, Republic shall give written notice to the Shareholders which notice shall set forth (i) the amount of Indemnifiable Damages which Republic claims to have sustained; and (ii) the basis of such claim with reasonable specificity. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of the Republic Companies shall survive for a period of one year after the Effective Time.

         8.3 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders to indemnify and hold Republic harmless as described in this Article at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. The Shareholders hereby grant Republic a first priority security interest in the Held Back Shares. Republic may set off against the Held Back Shares any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                 (a) Republic shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof, and (ii) the basis of such claim with reasonable specificity;

                 (b) Such set off shall be effected on the later to occur on the expiration of 20 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged againstthe Held Back Shares;

                 (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then such dispute shall be resolved pursuant to the terms of
         Section 8.11 hereof;

                 (d) After any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholders may, not more than once during each twelve (12) month period in which Republic holds the Held Back shares following the Effective Date, instruct Republic in writing to sell some or all of the Held Back Shares and the proceeds thereof shall be substituted for such Held Back Shares and held in an interest bearing account as directed by the Shareholders, subject to continued compliance with any applicable SEC and other regulations. Republic shall not be liable for any loss or damage incurred by the Shareholders arising from any delay in the sale of such Held Back Shares following the Shareholders' instruction to sell the Held Back Shares unless such delay shall be unreasonable in nature.

                 (e) For purposes of this Article, the shares of Republic Common Stock not sold as provided in clause (d) of this Section shall be valued at the Closing Sale Price.

         8.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES . Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Article, all shares of Republic Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         8.5 DELIVERY OF HELD BACK SHARES. Republic agrees to deliver to the Shareholders no later than the first anniversary of the Effective Date (the "Release Date") any Held Back Shares then held by it (or proceeds from the sale of the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction. Notwithstanding the foregoing provision, the parties hereto hereby agree that following the Release Date, Republic shall continue to set aside and hold, in accordance with this Article, 13,889 of the Held Back Shares (or the proceeds from the sale of such Held Back Shares), or any remaining Held Back Shares then held by Republic, (or the proceeds from the sale of any such remaining Held Back Shares), as continued security (the "Continued Security") for the Shareholders' obligation to indemnify and hold Republic harmless with respect to the bringing of any claim, suit, or action (equitable or otherwise) (the "Claim") in connection with, arising out of or from, or in any manner related to that certain Property Settlement Agreement dated as of November 12, 1996, by and between Larry E. Edwards and Mary G. Edwards, and any amendments thereto. No later than the second anniversary of the Effective Date, Republic shall promptly deliver 6,945 of the Continued Security then held by it (or the proceeds from the sale of such Continued Security) to the Shareholders unless there then remains unresolved any claim for Indemnifiable Damages with respect to any Claim as to which notice has been given. No later than the third anniversary of the Effective Date, Republic shall promptly deliver to the Shareholders any Continued Security then held by it (or the proceeds from the sale of such Continued Security) unless there then remains unresolved any claim for Indemnifiable Damages with respect to any Claim as to which notice has been given, in which event any Continued Security remaining on deposit (or proceeds from the sale of such Continued Security), after any such Claim shall have been satisfied, shall be returned to the Shareholders promptly after the time of satisfaction.

         8.6 ADJUSTMENT TO MERGER CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in the Merger under Section 1.3 hereof.

         8.7 NO BAR. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         8.8 INDEMNIFICATION THRESHOLD. Notwithstanding anything to the contrary in this Agreement and any documents related thereto, the Shareholders shall not be liable to Republic with respect to any claim for Indemnifiable Damages unless the aggregate amount of all Indemnifiable Damages (excluding claims for Indemnifiable Damages arising from or related to any Claim (as defined in Section 8.5) or any matters set forth in Schedules 3.12, 3.29 and 3.19) incurred by Republic exceed an aggregate of $1,000,000.00 (the "Indemnification Threshold"), in which case the Shareholders shall be liable for the total amount of such Indemnifiable Damages in excess of such Indemnification Threshold. Notwithstanding anything to the contrary set forth herein, the Shareholders shall be responsible for the full amount of any claim for Indemnifiable Damages arising from or related to any Claim and any matters set forth in Schedules 3.12, 3.29 and 3.19.

         8.9 DEFENSE OF CLAIM. Promptly after receipt by Republic of notice of the commencement of any Claim (as such term is defined in Section 8.5 hereof), Republic will, if a Claim is to be made against Republic or any of the Surviving Corporations, promptly notify the Shareholders of the commencement thereof and the Shareholders shall have the right, at their sole cost and expense, to participate in, and, to the extent they may wish, assume the defense of any such Claim, with counsel satisfactory to Republic; provided, however, if the defendants of any Claim include Republic or any of the Surviving Corporations and any of the Shareholders and there is a conflict of interest which would prevent counsel for the Shareholders from also representing Republic or any of the Surviving Corporations, Republic shall have the right to select separate counsel to participate in the defense of any such Claim on behalf of Republic or the Surviving Corporations. After notice from the Shareholders to Republic of their election to assume the defense of any Claim, the Shareholders will not be liable to Republic for any legal or other expenses subsequently incurred by Republic in connection with the defense of any Claim other than reasonable costs of investigation, unless (i) Republic shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the Shareholders shall not have employed counsel satisfactory to Republic to represent Republic or the Surviving Corporations within a reasonable time after the notice of the commencement of any Claim, or (iii) the Shareholders have authorized the employment of counsel for Republic or the Surviving Corporations at the expense of the Shareholders.

         8.10 AGREEMENT BY REPUBLIC TO INDEMNIFY. Republic agrees to indemnify and hold the Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Shareholders (collectively, the "Shareholder Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by Republic in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by Republic in this Agreement, or (iii) any inaccuracy in any certificate delivered by Republic pursuant to this Agreement. Without limiting the generality of the foregoing with respect to the measurement of Shareholder Indemnifiable Damages, the Shareholders shall have the right to be put in the same pre-tax consolidated financial position as they would have been in had each of the representations and warranties of Republic hereunder been true and correct. No claim for the recovery of Shareholder Indemnifiable Damages with respect to the breach of the representations and warranties of the Republic Companies may be asserted by the Shareholders against Republic after such representations and warranties shall thus expire.

         8.11    ARBITRATION.   Notwithstanding anything to the contrary set
forth herein, any claim for Indemnifiable Damages or Shareholder Indemnifiable Damages hereunder shall be resolved by arbitration in the city or suburbs of Wilmington, Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall apply the laws of the state as provided in Section 12.8 hereof in any such arbitration and any judgment upon the award rendered by such arbitrators may be entered in any court having jurisdiction over the parties. The arbitrators shall have the authority to grant any remedies that would be available in any judicial proceeding instituted to resolve any claim for Indemnifiable Damages or Shareholder Indemnifiable Damages.

         8.12 INDEMNIFICATION PROCEDURES. In the event that any claim for which the AAA Companies or Shareholders may be liable to the Republic Companies hereunder is asserted against the Republic Companies by a third party, with respect to each such claim:

         (a) The Republic Companies will with reasonable promptness give notice to the Shareholders of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim).

         (b) The Shareholders will be consulted in good faith on all material matters concerning the defense or settlement of such claim.

         (c) In dealing with such claim, the Republic Companies and their counsel will have a reasonable good faith duty to assess the merits of the claim and act reasonably in defending such claim taking into account the financial exposure of such claim to the Shareholders.


                                   ARTICLE IX

                             SECURITIES LAW MATTERS

         The Shareholders agree as follows with respect to the sale or other disposition after the Effective Time of the Republic Shares:

         9.1     DISPOSITION OF SHARES.   The Shareholders represent and
warrant that the shares of Republic Common Stock being acquired by them thereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under the Securities Act, (b) in accordance with Rule 145(d) under the Securities Act, or (c) pursuant to an effective registration statement filed by Republic with the SEC under the Securities Act. To the extent the Shareholders comply with the provisions of Rule 145(d) under the Securities Act in effecting sales of the Republic Shares, Republic agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for the Shareholders to sell, transfer and/or dispose of the Republic Shares in accordance with Rule 145(d).

         9.2 LEGEND. The certificates representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares or unless the Shareholders comply with Rule 145(d), place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.





                                   ARTICLE X

                                  DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "AAA Companies" shall mean Disposal, Commercial, Recycling, Maintenance, and Land and Building and any Affiliates thereof.

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Best Efforts" means the efforts that an ordinary, reasonable, prudent Person would use to achieve a result in similar circumstances; provided, however, that an obligation to use Best Efforts does not require a Person to take actions that would result in a Material Adverse Change to such Person under the terms of this Agreement.

                 "Closing Sale Price" shall mean $36.00 per share of Republic Common Stock issued pursuant to the terms hereof; provided, however, that if between the date of this Agreement and the Effective Date, the outstanding shares of Republic Common Stock shall have been changed into a different number of shares, or a different class, by reason of any Change (as such term is defined in Section 1.3 hereof), the Closing Sale Price shall be correspondingly adjusted to reflect such Change.

                 "Code" shall mean the Internal Revenue Code of 1986, and any amendments thereto, and the treasury regulations promulgated thereunder.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

                 "Threatened" means with respect to any claim, suit, proceeding, dispute, or other matter that a demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead an ordinary, reasonable, prudent Person to conclude that such a claim, suit, proceeding, dispute, or other matter may be asserted, commenced, taken, or otherwise pursued in the future.

         10.2          OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined on a cash basis method of accounting.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XI

                                  TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                 (b) by Republic in the event of a material breach by any of the AAA Companies or any of the Shareholders of any provision of this Agreement; or

                 (c) by the AAA Companies and the Shareholders in the event of a material breach by Republic of any provision of this Agreement; or

                 (d) by either Republic or the AAA Companies if the Closing shall not have occurred by April 1, 1997.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

           (a)      IF TO ANY OF THE REPUBLIC COMPANIES TO:

                    Republic Industries, Inc.
                    450 East Las Olas Blvd., Suite 1200
                    Ft. Lauderdale, FL 33301
                    Attn:     Richard L. Handley, General Counsel
                    Telecopy: (954) 713-2120

                    WITH A COPY TO:


                    Akerman, Senterfitt & Eidson, P.A.
                    One Southeast Third Avenue, 28th Floor
                    Miami, Florida 33131
                    Attention: Jonathan L. Awner, Esq.
                    Telecopy:  (305) 374-5095

           (b)      IF TO THE AAA COMPANIES AND/OR THE SHAREHOLDERS TO:

                    AAA Disposal Service, Inc.
                    4619 West Ox Road
                    Fairfax, VA 22030
                    Attn:     Harry W. Mulford, General Counsel
                    Telecopy: (703) 803-1379



                    WITH A COPY TO:

                    The Mandell Law Firm A Professional Corporation 8133 Leesburg Pike, Suite 630
                    Vienna, VA   22182
                    Attention: Steve A. Mandell, Esq.
                    Telecopy: (703) 356-0005

         Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

         12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto), the Confidentiality and Non-Disclosure Agreements dated December 2, 1996 as amended by the Addendum dated January 27, 1997, and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Republic hereby agrees to pay all applicable filing fees, and counsel fees of Akin, Gump, et al, with respect to any required HSR Act filings.

         12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the AAA Companies, or any of the Shareholders without the prior written consent of Republic.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.

         12.9          JURISDICTION.

                 (a) Any suit, action or proceeding, equitable or otherwise, against any of the AAA Companies or the Shareholders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of New Castle County, Delaware, including the Delaware Chancery Courts located therein, or in the U.S. District Court for the District of Delaware as Republic (in its sole discretion) may elect, and the AAA Companies and the Shareholder hereby accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                 (b) In addition, each of the AAA Companies and the Shareholders hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in New Castle County, Delaware or the U.S. District Court for the District of Delaware, as selected by Republic, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in New Castle County, Delaware or in such District Court has been brought in an inconvenient forum.

         12.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   REPUBLIC INDUSTRIES, INC., a Delaware
                                   corporation


                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President

                                   RI/ADI MERGER CORP., a Virginia
                                   corporation


                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President


                                   RI/ACI MERGER CORP., a Virginia
                                   corporation


                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President



                                   RI/ARI MERGER CORP., a Virginia
                                   corporation


                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President

                                   RI/AMI MERGER CORP., a Virginia
                                   corporation

                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President


                  (Signatures continued on following page)

                                   RI/ALB MERGER CORP., a Virginia
                                   corporation


                                   By: /s/ Richard L. Handley
                                       -----------------------------------------
                                       Richard L. Handley, Senior Vice President


                                   AAA DISPOSAL SERVICE, INC., a Virginia
                                   corporation


                                   By: /s/ Larry E. Edwards
                                       -----------------------------------------
                                       Larry E. Edwards, President


                                   AAA COMMERCIAL, INC., a Virginia corporation


                                   By: /s/ Larry E. Edwards
                                       -----------------------------------------
                                       Larry E. Edwards, President


                                   AAA RECYCLING, INC., a Virginia corporation


                                   By: /s/ Larry E. Edwards
                                       -----------------------------------------
                                       Larry E. Edwards, President


                                   AAA MAINTENANCE, INC., a Virginia
                                   corporation


                                   By: /s/ Larry E. Edwards
                                       -----------------------------------------
                                       Larry E. Edwards, President


                  (Signatures continued on following page)

                                   AAA LAND & BUILDING CO., INC., a
                                   Virginia corporation


                                   By: /s/ Larry E. Edwards
                                       -----------------------------------------
                                       Larry E. Edwards, President


                                       /s/ Larry E. Edwards
                                       -----------------------------------------
                                       LARRY E. EDWARDS, individually


                                   JEFFREY L. EDWARDS TRUST U/T/A/D APRIL 3.
                                   1989


                                   By: /s/ Stephen M. Serio CPA
                                       -----------------------------------------
                                       Stephen M. Serio, CPA, as Trustee


                                   KEVIN S. EDWARDS TRUST U/T/A/D APRIL 3, 1989


                                   By: /s/ Stephen M. Serio CPA
                                       -----------------------------------------
                                       Stephen M. Serio, CPA, as Trustee


                                   MITCHELL G. EDWARDS TRUST U/T/A/D APRIL 3,
                                   1989


                                   By: /s/ Stephen M. Serio CPA
                                       -----------------------------------------
                                       Stephen M. Serio, CPA, as Trustee


                                   TROY L. EDWARDS TRUST U/T/A/D APRIL 3, 1989


                                   By: /s/ Stephen M. Serio CPA
                                       -----------------------------------------
                                       Stephen M. Serio, CPA, as Trustee


                                   SAMANTHA L. EDWARDS TRUST
                                   U/T/A/D APRIL 3, 1989


                                   By: /s/ Stephen M. Serio CPA
                                       -----------------------------------------
                                       Stephen M. Serio, CPA, as Trustee





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